Alternus Energy Inc.

Non-US GAAP Results
Unaudited Financial Statements
For the three and nine months ended September 30, 2019

November 2019

Caution Concerning Forward Looking Statements

DISCLAIMER

Some of the statements contained in this document, including information incorporated by reference, discuss future expectations, plans or prospects, or state other forward-looking information within the meaning of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Words such as "intends", "believes", "expects," "anticipates,", "plans," "estimates," "should," "likely" or similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Such statements include, but are not limited to, statements about the benefits to the value of the Company's stock.

Such forward looking statements are based upon the current beliefs and expectations of the Company's management and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of the company. Actual results may differ materially from the results anticipated in these forward looking statements. Factors, among others, that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward looking statements include and are not limited to: General business and economic conditions; the performance of financial markets and interest rates; the ability to obtain government approvals; and possible delays in government approvals.

While we may elect to update these forward- looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our views change. Therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today. In addition, actual results or stockholder values may differ materially from those indicated by these forward- looking statements as a result of various important factors, including, but not limited to, our ability to raise the necessary financing required to acquire the targeted renewable energy power plants listed herein and in other documents, on suitable terms. At this time, we do not have any offer to finance these plants and there is no guarantee that such financing will be agreed on suitable terms, or at all. If the Company does not succeed in raising the required financing then the plans outlined herein will be significantly curtailed.

THIS IS NOT AN OFFER TO BUY OR SELL SECURITIES

DISCLAIMER: This document is for informational purposes only and does not constitute an offer or solicitation to sell shares or securities in the Company or any related or associated company. Any such offer or solicitation will be made only by means of the Company's confidential Offering Memorandum and in accordance with the terms of all applicable securities and other laws. None of the information or analyses presented are intended to form the basis for any investment decision, and no specific recommendations are intended. Accordingly this document does not constitute investment advice or counsel or solicitation for investment in any security. This document does not constitute or form part of, and should not be construed as, any offer for sale or subscription of, or any invitation to offer to buy or subscribe for, any securities, nor should it or any part of it form the basis of, or be relied on in any connection with, any contract or commitment whatsoever. The Company expressly disclaims any and all responsibility for any direct or consequential loss or damage of any kind whatsoever arising directly or indirectly from: (i) reliance on any information contained in the document, (ii) any error, omission or inaccuracy in any such information or (iii) any action resulting therefrom.

Alternus Energy Inc.

Use of Non-GAAP Financial Measures

To supplement ALTN's financial statements presented on a GAAP basis, Alternus provides Adjusted EBITDA as supplemental measures of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro-forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA, Adjusted EBITDA and Adjusted EPS as non-GAAP financial measures of earnings.

- EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization.
- Adjusted EBITDA represents EBITDA plus stock-based compensation, plus costs relating to acquisitions of additional assets that are not capitalized under US GAAP, plus the change in fair value of derivative liabilities, loss on disposal of asssts, and less any goodwill payments on acquisition.
- Adjusted EPS represents Adjusted EBITDA divided by the number of fully diluted shares outstanding.

Our management uses EBITDA, Adjusted EBITDA, and Adjusted EPS as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to access the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time.

We find this especially useful when reviewing pro-forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

About Alternus Energy



Alternus Energy Inc. ("ALTN") is an international green energy producer with an initial focus on PV solar. ALTN currently owns and operates a diverse portfolio of PV solar parks that connect directly to national power grids on long-term government supply contracts.

ALTN is publicly listed on the US OTC Markets with activities underway to become a fully reporting SEC company and plans to pursue an up-listing to a national exchange, subject to favorable market conditions and provided it meets the applicable qualifying listing criteria.

Our Mission

Alternus Energy aims to become a leading global independent power producer in green energy, by owning and operating a global network of distributed and connected green energy power plants, in countries where the combination of economic, environmental and political policies are optimized and supportive for the long term, ever growing need for clean renewable energy.

Alternus Energy Inc.

Financial highlights for the 3 & 9 Months Ended September 30, 2019

<u>3 Months</u>

- Revenues increased by 22% to $0.99 million
- Gross profit increased by 71% to $0.75 million
- Gross margin improved to 75% from 54%
- Adjusted EBITDA loss of $(0.13) million from income of $0.21 million in 2018
- Net Loss of $(1.2) million, compared to $(0.4) million in 2018

<u>9 Months</u>

- Revenues increased by 3% to $2.3 million
- Gross profit increased by 52% to $1.7 million
- Gross margin improved to 76% from 52%
- Adjusted EBITDA income of $3.6 million up from $0.4 million in 2018
- Net loss of $0.6 million, compared to a loss of $(1.50) million in 2018
- Shareholders equity increased by $1.06 million from December 31st 2018



Millions USD
1.2
0.6
0.0
-0.6
-1.2
Revenue
Gross Profit
SG&A
Adjusted EBITDA
Net Income
2019
2018



Millions USD
4.2
3.6
3.0
2.4
1.8
1.2
0.6
0.0
-0.6
-1.2
-1.8
Revenue
Gross Profit
SG&A
Adjusted EBITDA
Net Income
2019
2018

Please read this document in conjunction with the ALTN September 30, 2019 Quarterly Report filed with the Securities and Exchange Commission

Alternus Energy Inc.

CEO Commentary on Results for 3rd Quarter 2019

"We are very pleased with our strong third quarter results year-over-year, led by favorable trends in a number of key metrics and underpinning our growth strategy. Our current installed revenue generating capacity of 15.3MW in Germany, Italy and Romania, is up 50% from year end 2018. The acquisition of 4.1MW of operating parks in Italy during the second quarter of this year plus improved gross margins in Romania along with certain of our German parks commencing operations all served to improved revenues and gross profit year-on-year. The additional 13.7MW of projects that are under construction and are expected to become revenue generating throughout 2020 delivering over 20 years of income to the group."

"We remain excited about our growing pipeline of additional opportunities as we push towards our next milestone of 100MWs of owned energy assets. Our finance team is working tirelessly to continue sourcing capital at attractive low interest rates which enables our business to grow to the maximize benefits to our shareholders. Finally, we are proud to have become SEC compliant with this being our first quarterly 10Q filing and we look forward to the increased transparency and communications with our shareholders and prospective shareholders that comes along with becoming a fully reporting U.S. listed public company."

Vincent Browne

Chairman and Chief Executive Officer

Alternus Energy Inc.

Management Discussion and Analysis – Nine Months ending September 2019

- **Revenues** Revenue for the nine months ended September 30, 2019 was $2.30 million, a 3% increase compared to $2.22 million in the same period last year. See geographic revenue analysis on page 9.
- **Gross Profit** for the nine months ended September 30, 2019 was $1.73 million, compared to $1.14 million for the nine months ended September 30, 2018. This reflects the higher margin revenue mix and addition of high margin income streams in the period. In January of 2019, we executed a new operations and maintenance agreement with Baywa, which lowered our operations and maintenance cost in Romania.
- **Gross Margins** for the nine months ended September 30, 2019 improved to 75.5% from 51.5% for the same period last year. The increase was driven by higher Gross Profit as above.
- **Selling, General and Administrative** for the nine months ended September 30, 2019 were $2.98 million, an increase of $2.20 million, compared to $0.77 million for the nine months ended September 30, 2018. The main drivers for the increase were costs associated with the addition of executive management and a doubling of team members supporting our continued growth activities during the period, plus $0.07 million of transaction costs relating to acquisitions that that are classed as expenses under US GAAP, stock compensation costs of $0.79 million in addition to accounting and consulting fees of $0.66 million related to our audits and Form 10 filings.
- **Net Assets:** At September 30, 2019, ALTN had $34.0 million of total assets, $27.9 total liabilities,
- **Shares Issued:** At September 30, 2019 ALTN had 82.9 million common shares issued and outstanding.
- **Cash position:** At June 30, 2019, ALTN had $0.82 million of cash on hand.
- **Adjusted EBITDA:** for the nine months ended September 30, 2019 was $3.6 million, an increase of $3.10 million or 800% compared to $0.40 million for the nine months ended September 30, 2018. This is due primarily to the bargain purchase gain on Italian asset acquisition offset against increased selling, general and administrative expenses and interest charges in the period. Bargain purchase is the difference between the purchase price of the assets and the value based on a discounted cash flow of future earnings from the projects applying ALTN's weighted average cost of capital.
- **Adjusted cash flow from operations**: ALTN used $2.2 million in cash flow from operations for the nine months ended September 30, 2019, and used $0.03 million in cash flow from operations for the same period last year.

Please read this document in conjunction with the ALTN September 30, 2019 Quarterly Report filed with the Securities and Exchange Commission

Alternus Energy Inc.

Consolidated US GAAP Income Statement to Adjusted EBITDA

USD 000's

Summary Income Statement per US GAAP Filing	September 30, 2019	September 30, 2018	Change
Revenues	$ 2,297	$ 2,222	3%
Cost of revenues	(564)	(1,078)	(48%)
Gross Profit	1,733	1,144	52%
	75%	*51%*	
Operating Expenses	(3,810)	(1,667)	128%
Loss from Operations	(2,076)	(523)	297%
Other (expense) income	1,473	(988)	(249%)
Net Income (Loss) per US GAAP filings	**(603)**	**(1,511)**	(60%)
Depreciation and amortization	831	541	54%
Interest expense	2,479	988	151%
EBITDA(1)	**2,707**	**18**	14923%
Adjustments to EBITDA:			
Acquistions cost not capitalized	74	-	0%
Loss on disposal	-	352	(100%)
Stock based compensation	786	28	2759%
Adjusted EBITDA (Profit from current operations) (2)	**3,567**	**397**	798%

	September 30, 2019	Septmeber 30, 2018
Selling, general and administrative(3)	2,192	747
Non cash - stock compensation costs	786	28
Loss on disposal of investment in energy asset	-	352
Depreication and amortization	831	541
Total operating expenses	**3,810**	**1,667**

	September 30, 2019	Septmeber 30, 2018
Interest expenses	(2,479)	(988)
Other income	(133)	-
Gain achieved on purchase of solar park	4,085	-
Total other expense	**1,473**	**(988)**

	September 30, 2019	Septmeber 30, 2018
Interest - senior project finance debt	171	128
Interest - project mezzanine debt	337	41
Total Non-recourse interest related to solar parks	**508**	**170**
Interest - short term financing for project acquistion	1,102	-
Interest - ALTN corporate debt	229	**110**
Corporate banking fees charged as interest	378	-
Charges for warrants and debt discount	261	708
	2,479	**988**

Please read this document in conjunction with the ALTN September 30, 2019 Quarterly Report filed with the Securities and Exchange Commission

1) *EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization.*
2) *Adjusted EBITDA represents EBITDA plus stock-based compensation, plus costs relating to acquisitions of assets that are not capitalized under US GAAP, plus the change in fair value of derivative liabilities, plus any net bargain purchase gains on acquisition of assets and less any goodwill payments on acquisition.*
3) *The primary reason for the increase was the addition of executive management and a doubling of team members supporting our continued growth activities during the period, plus $73,703 of transaction costs relating to acquisitions that that are classed as expenses under US GAAP, stock compensation costs of $786,262 in addition to associated accounting and consulting fees of $659,015 related to our audits and Form 10 filings.*

Alternus Energy Inc.

Geographic Revenue and Gross Margin Mix
Nine Months ending September 30, 2019

USD 000's

REVENUES		September 30, 2019		September 30, 2018	Change
Italy	$	1,397	$	772	81%
Romania		777		1,450	(46%)
Germany		123		-	n/a
Total	$	2,297	$	2,222	3%
GROSS MARGINS					
Italy	$	1,225	$	646	90%
Romania		386		498	(23%)
Germany		123		-	n/a
Total	$	1,733	$	1,144	52%
GROSS MARGIN %age					
Italy		88%		84%	5%
Romania		50%		34%	44%
Germany		100%		0%	n/a
Total		75%		51%	47%



Revenues Y/Y
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Italy
Romania
Germany
September 30, 2019
September 30, 2018



Revenue Mix
Nine Months September 30, 2019
5%
34%
61%
Italy
Romania
Germany



Gross Margins Y/Y
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
Italy
Romania
Germany
September 30, 2019
September 30, 2018



Gross Profit Mix
Nine Months September 30, 2019
7%
22%
71%
Italy
Romania
Germany

Please read this document in conjunction with the ALTN September 30, 2019 Quarterly Report filed with the Securities and Exchange Commission

ALTERNUS ENERGY

Alternus Energy Inc.

Consolidated Balance Sheet & Adjusted Working Capital

USD 000's

	September 30, 2019	December 31, 2018	Change
Current Assets			
Cash and cash equivalents	$ 823	$ 1,027	(20%)
Receivables	1,425	1,004	42%
Prepaid expenses and other current assets	936	513	82%
Total Current Assets	**3,183**	**2,543**	25%
Investment in Energy Property and Equipment, Net	23,206	14,740	57%
Construction in Process	7,144	6,979	2%
Prepaid expenses, long term and other	483	-	n/a
Restricted cash for Italian acquistion	-	8,858	(100%)
Total Assets	**$ 34,016**	**$ 33,120**	3%
Accounts payable , taxes and accrued liabilities	$ 2,662	$ 1,724	54%
Convertible and non-covertible promissory notes, current p	25,173	25,948	(3%)
Derivative Liability	-	339	
Asset retirement obligation	141	75	88%
Total Liabilities	**27,975**	**28,086**	(0%)
Common stock and additional paid in capital	15,475	13,275	17%
Accumulated surplus (deficit)	(9,434)	(8,241)	14%
Total Shareholders' Equity	**6,041**	**5,034**	20%
Total Liabilities and Shareholders' Equity	**$ 34,016**	**$ 33,120**	3%

Adjusted Working Capital

	September 30, 2019	December 31, 2018	
Current Assets			
Cash and cash equivalents	$ 823	$ 1,027	(20%)
Accounts receivable	950	307	209%
Other receivables, sale of asset	413	532	(22%)
Unbilled energy incentives earned	62	165	(62%)
Prepaid expenses and other current assets	401	334	20%
Taxes recoverable	535	179	199%
Total Current Assets	**3,183**	**2,543**	25%
Current Liabilities			
Accounts payable and accrued liabilities	$ 2,611	$ 1,696	54%
Convertible and non-convertible promissory notes, current portion	13,779	14,510	(5%)
Capital leases, current portion	81	85	(5%)
Derivative liability	-	339	(100%)
Taxes payable	51	27	89%
Total Current Liabilities	**16,622**	**16,658**	(1%)
Net Working Capital	**(13,339)**	**(14,115)**	(5%)
Adjustments to Working Capital			
Short term debt used for acquisition, to be replaced with long term debt	12,726	13,283	(4%)
Current portion of senior debt related to long term assets being serviced by project cash flows	680	672	1%
Adjusted Net Working Capital	**68**	**(160)**	(142%)

Please read this document in conjunction with the ALTN September 30, 2019 Quarterly Report filed with the Securities and Exchange Commission

Alternus Energy Inc.

Asset / Liabilities Schedule by Geography

USD 000's

<------ SPV Operating Companies ------>

	Germany	Italy	Romania	Total Projects	ALTN Corp.	Total
ASSETS:						
Current Assets	348	1,946	377	2,672	512	3,183
Investment in Energy Property and Equipment Net (Note 1)	1,638	16,811	4,757	23,206	28	23,234
Construction in Process (Note 2)	7,117	-	-	7,117	-	7,117
Other Assets					483	483
Total Assets	**8,755**	**16,811**	**4,757**	**30,322**	**1,022**	**34,016**
LIABILITIES:						
Senior debt - current portion (Note 4)	336	12,808	367	13,511		13,511
Convertible note payable	-	-	-	-	245	245
Promissory notes - related parties	-	-	-	-	104	104
Total Current Debt	336	12,808	367	13,511	349	13,860
Senior debt (Note 4)	5,018	924	132	6,074		6,074
Junior debt	3,490	-	-	3,490	-	3,490
Promissory notes - unsecured	-	-	-	-	1,104	1,104
Promissory notes - secured	-	-	-	-	352	352
Promissory notes - secured - related party	-	-	-	-	292	292
Total Long Term Debt	8,508	924	132	9,564	1,748	11,312
Total Convertible and non-convertible promissory notes	**8,845**	**13,732**	**499**	**23,076**	**2,097**	**25,173**
Other Liabilities	487	968	117	1,573	1,230	2,802
Total Liabilities	**$ 9,332**	**$ 14,700**	**$ 617**	**$ 24,648**	**$ 3,327**	**$ 27,975**
				88%	12%	



Corp. Debt
Project Debt Non - Recourse

Notes

(1) **Investments in Energy Property and Equipment, Net** represents the construction costs or acquisition value of our operating solar assets - less accumulated depreciation over the expected useful life of the assets.

(2) **Construction in process** represents the costs to date of construction of solar assets that are not yet connected. Once they become operational they are classified as Investments in Energy Property and Equipment.

(3) **Senior debt** is provided to project SPV's by local banks as first secured lien, non-recourse to ALTN, at rates varying between 2.5% - 4.5% for periods between 12-18 years depending on the specific project. At September 30, 2019 ALTN had $12.2 million in short term secured loans for the initial acquisition of Italian solar assets. These notes are 9 months in duration at a rates of between 7.5% - 12% per annum and are planned to be replaced with senior debt from local banks at usual senior terms within this timeframe. No cash is payable on the interest until such refinancing.

Please read this document in conjunction with the ALTN September 30, 2019 Quarterly Report filed with the Securities and Exchange Commission

Alternus Energy Inc.

Nameplate Capacity (DC) as at September 30, 2019



Q22019
Q32019
6.1
6.1
2.9
7.9
15
15
24
29
Romania
Italy
Germany
TOTAL

$5.2 million[1] annual recurring contracted revenues for the next 13 – 20 years

$181,000 average annual revenue per MW

85% average gross margins [2]

(1) This is the full year contracted revenues for parks currently owned translated to USD. Not all parks are currently in production at this time and so the actual amounts booked to revenues throughout 2019 will be lower than the amounts shown above as the parks will come into operation at various times throughout the year. Also, the contracted revenues are based on expected energy production using historical and expected levels and converted to USD at current exchange rates, these parameters may vary to reality in the future which may cause actual results to vary from the ones shown.

(2) This is expected Gross Margins from the portfolio of the parks owned based on historical and expected performance and converted to USD at current exchange rates, these parameters may vary to reality in the future which may cause actual results to vary from the ones shown.

Please read this document in conjunction with the ALTN September 30, 2019 Quarterly Report filed with the Securities and Exchange Commission

Alternus Energy Inc.

Corporate Details

Corporate Headquarters	One World Trade Center, Suite 8500 New York, NY, 10007, USA Phone: +1-212-220-7434
Website	www.AlternusEnergy.com
Executive Management:	Vincent Browne (Irish) – CEO Joseph Duey (US) – CFO Tali Durant (US) – General Counsel
Board of Directors:	Vincent Browne (Irish) – Chairman John Thomas (US) – Non-Executive Director John McQuillan (Irish) - Non-Executive Director
Incorporated in:	Nevada, USA
Trading Symbol	OTCMKTS: ALTN
Public Filings and Disclosures	SEC: https://www.sec.gov/cgi-bin/browse-edgar?company=Alternus&owner=exclude&action=getcompany OTC: https://www.otcmarkets.com/stock/altn/profile
Current Share Structure	https://www.otcmarkets.com/stock/ALTN/security

Consolidated Financial Statements – Non-GAAP Financial Measures

Three and Nine Months ended September 30, 2019

The information provided in this report should be read in conjunction with the September 30, 2019 Quarterly Report as filed with the Securities and Exchange Commission at:

https://www.sec.gov/cgi-bin/browse-edgar?company=Alternus&owner=exclude&action=getcompany

Contact:
Alternus Energy Inc.
One World Trade Center, Suite 8500
New York, NY 10007, USA.
contact@alternusenergy.com
www.alternusenergy.com

Utility Scale Solar